EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No.333-109074) of Altana Aktiengesellschaft of our report dated March 2, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

September 24, 2004

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft
Frankfurt am Main

/s/ Dreissig	/s/ ppa. Beyersdorff
Wirtschaftspruefer	Wirtschaftspruefer